                                                                     EXHIBIT 4.8

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. WAR28                            Date of Issuance: November 13, 2001

                                REDENVELOPE, INC.

                        PREFERRED STOCK PURCHASE WARRANT

         RedEnvelope, Inc. (the "Company"), for value received, hereby certifies that Camelot Ventures, LLC, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 6 below) 250,000 shares of preferred stock of the Company as set forth in Section 1 below (the "Preferred Stock") at the exercise price per share set forth in Section 1 below. The shares purchasable upon exercise of this Warrant and the per-share exercise price therefor, as determined in accordance with Section 1 of this Warrant and as may be adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

         THIS WARRANT IS ISSUED PURSUANT TO, AND IS SUBJECT TO THE TERMS AND CONDITIONS OF, A WARRANT PURCHASE AGREEMENT DATED NOVEMBER 13, 2001 BETWEEN THE COMPANY AND CAMELOT VENTURES, LLC (THE "PURCHASE AGREEMENT"). A COPY OF THE PURCHASE AGREEMENT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.

         1. PREFERRED STOCK AND EXERCISE PRICE. The Preferred Stock to be issued upon exercise of this Warrant, and the per share exercise price therefor, shall be as follows:

                  (a) In the event the Company authorizes and sells shares of a new series or class of convertible preferred stock after the date hereof and prior to January 1, 2005, as a result of which the Company raises aggregate gross proceeds of more than $5,000,000 (a "Major Financing"), this Warrant shall be exercisable for shares of the preferred stock sold in the first Major Financing to close after the date hereof and shall have a per-share exercise price equal to the lesser of (i) the per share price of the preferred stock sold in such Major Financing and (ii) $1.98;

                  (b) In the event that, after the date hereof, prior to January 1, 2005 and prior to the closing of a Major Financing, the Company (i) sells all or substantially all of its assets or (ii) merges, consolidates or completes any other business combination transaction with or into another entity as a result of which the holders of the Company's outstanding stock immediately prior to such transaction hold, immediately after such transaction, stock representing less than 50% of the voting power of the surviving entity (other than a merger effected solely for the purpose of changing the domicile of the Company) (each an "Acquisition"), and the consideration paid to the Company's stockholders in connection with such Acquisition is either in the form of cash or equity securities traded on a national securities exchange, or The Nasdaq Stock Market ("Publicly-Traded Securities"), this Warrant shall, immediately prior to the closing of such Acquisition, become exercisable for the Company's Series E Preferred Stock, having the rights, preferences and privileges described in the Company's then-current Certificate of Incorporation (the "Series E Preferred"), and shall have a per-share exercise price equal to 33 1/3% of the fair market value of the consideration paid for one share of Series E Preferred (or paid for the share(s) of the Company's common stock issued upon conversion of one share of Series E Preferred) valued as of the date of the closing of such Acquisition;

                  (c) In the event that, after the date hereof, prior to January 1, 2005 and prior to the closing of a Major Financing an Acquisition is closed and the consideration paid to the Company's stockholders in connection with such Acquisition is neither in the form of cash nor Publicly-Traded Securities, this Warrant shall, immediately prior to the closing of such Acquisition, become exercisable for Series E Preferred and shall have a per-share exercise price equal to $0.60;

                  (d) In the event that neither a Major Financing nor an Acquisition is closed after the date hereof and prior to January 1, 2005, but the Company does authorize and sell shares of a new series or class of convertible preferred stock after the date hereof and prior to January 1, 2005, as a result of which the Company raises aggregate gross proceeds of $5,000,000 or less (a "Minor Financing"), this Warrant shall be exercisable for shares of the preferred stock sold in such Minor Financing having the lowest per-share purchase price (as adjusted for stock splits and the like) between the date hereof and January 1, 2005 and shall have a per-share exercise price equal to the lesser of (i) the per share price of the preferred stock sold in such Minor Financing and (ii) $1.98;

                  (e) In the event that the Company closes an initial public offering of its common stock pursuant to a registration statement under the Securities Act in connection with which all outstanding shares of the Company's preferred stock are converted into common stock (an "IPO") prior to the closing of an Acquisition or a Major Financing, the Warrant Stock and the Purchase Price will be determined in accordance with Section 1(d) above. In the event that the Company closes its IPO prior to the closing of an Acquisition, a Major Financing or a Minor Financing, this Warrant shall be exercisable for such number of shares of Common Stock issuable upon conversion of 250,000 shares of Series E Preferred immediately prior to such IPO closing (the "Conversion Shares") and shall have a per-share exercise price equal to the lesser of (a) $l.98 multiplied by the quotient obtained by dividing 250,000 by the Conversion Shares and (b) 66 2/3% of the initial "Price to Public" per share specified in the final prospectus filed in connection with the IPO.

                  (f) In the event that, after the date hereof and as of the end of business on December 31, 2004, the Company has not closed an Acquisition, an IPO, a Major Financing or a

Minor Financing, the Warrant shall be exercisable for the Company's Series E Preferred and shall have a per-share exercise price equal to $0.60.

         Once the nature of the Warrant Stock and the Purchase Price are determined in accordance with this Section 1, the Company may issue to the Registered Holder, and may require the Registered Holder to surrender this Warrant in exchange for, a replacement warrant reflecting the nature of the Warrant Stock and the Purchase Price so determined but identical in all other respects. All components used in determining the purchase price as required by this Section 1 shall be adjusted as necessary to reflect stock splits, stock dividends and the like.

         2.       EXERCISE.

                  (a) MANNER OF EXERCISE. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer, or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

                  (b) EFFECTIVE TIME OF EXERCISE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

                  (c)      NET ISSUE EXERCISE.

                           (i)      In lieu of exercising this Warrant in the
manner provided above in Section 2(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder's duly authorized attorney, in which event the Company shall issue to such Holder a number of shares of Warrant Stock computed using the following formula:

                                    X =  Y (A - B)
                                         ---------
                                             A

Where             X = The number of shares of Warrant Stock to be issued to
                        the Registered Holder.

                  Y = The number of shares of Warrant Stock the
                        Registered Holder elects to purchase under this Warrant.

                  A = The fair market value of one share of Warrant Stock
                        (at the date of such calculation).

                  B = The Purchase Price (as adjusted to the date of such calculation).

                           (ii)     For purposes of this Section  2(c), the fair
market value of Warrant Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

                                    (A)      if the exercise is in connection
with an IPO, and if the Company's Registration Statement relating to such IPO has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the product of (x) the initial "Price to Public" per share specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the date of calculation;

                                    (B)      if this Warrant is exercised after,
and not in connection with, the Company's initial public offering, and if the Common Stock is traded on a nationally recognized securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

                                             (1)      if the Company's Common
Stock is traded on a nationally recognized securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a thirty (30) day period ending three days before date of calculation and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible on such date; or

                                             (2)      if the Company's Common
Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible on such date; or

                                    (C)      if neither (A) nor (B) is
applicable, the fair market value of Warrant Stock shall be as determined in good faith by the Company's Board of Directors, unless the Company is at such time subject to an Acquisition, in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such Acquisition.

                  (d) DELIVERY TO HOLDER. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                           (i)      a certificate or certificates for the number
of shares of Warrant Stock to which such Registered Holder shall be entitled, and

                           (ii)     in case such exercise is in part only, a new
warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) or 2(c) above.

                  (e) TAXES. The issuance of any Preferred Stock or other securities upon the exercise of the Warrants will be made without charge or offset to the Registered Holder for any stock issuance tax or stock transfer tax imposed by a United States federal or state tax agency, other than taxes that would not have been incurred but for Camelot Ventures, LLC's transfer of the Warrant.

         3.       ADJUSTMENTS.

                  (a) REDEMPTION OR CONVERSION OF PREFERRED STOCK. If all of the Preferred Stock is redeemed or converted into shares of Common Stock, then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Exercise Price shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate Purchase Price of the shares of Preferred Stock for which this Warrant was exercisable immediately prior to such redemption or conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such redemption or conversion.

                  (b) STOCK SPLITS AND DIVIDENDS. If outstanding shares of the Company's Preferred Stock shall be subdivided into a greater number of shares or a dividend in Preferred Stock shall be paid in respect of Preferred Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Preferred Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

                  (c) RECLASSIFICATION, ETC. In case there occurs, on or after the date hereof, (i) any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization, (ii) a merger, consolidation, or combination of the Company with or into another entity as a result of which the Company is not the surviving entity in such transaction (other than a merger effected solely for the purpose of changing the domicile of the Company), or (iii) the sale of all or substantially all of the Company's assets to any other person, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

                  (d) DEFERRAL OF ADJUSTMENTS. Immediately following the determination of the Warrant Stock and the Purchase Price in accordance with
Section 1 above, the number of shares of Warrant Stock issuable upon exercise of this Warrant and the Purchase Price for this Warrant will be adjusted, as necessary, to reflect adjustments that would have been made pursuant to Sections 3(a)-3(c) above had the Warrant Stock and Purchase Price been determined as of the date of issuance of this Warrant.

                  (e) ADJUSTMENT CERTIFICATE. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this
Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

                  (f) ACKNOWLEDGEMENT. In order to avoid doubt, it is acknowledged that the holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company which occur prior to the exercise of this Warrant as a result of a dilutive issuance of capital stock.

         4.       TRANSFERS.

                  (a) UNREGISTERED SECURITY. Each holder of this Warrant acknowledges that this Warrant, the Warrant Stock and the Common Stock of the Company have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, any Warrant Stock issued upon its exercise or any Common Stock issued upon conversion of the Warrant Stock in the absence of (i) an effective registration statement under the Act as to this Warrant, such Warrant Stock or such Common Stock and registration and qualification of this Warrant, such Warrant Stock or such Common Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

                  (b) TRANSFERABILITY. Subject to the provisions of Section 4(a) hereof and of Section 5 of the Purchase Agreement, this Warrant and all rights hereunder are transferable upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company; provided, however, that this Warrant may not be transferred (i) in part, (ii) to any entity that, in the Company's reasonable determination, is a competitor of the Company and (iii) unless and until the transferee has consented in writing to be bound by the "Market Stand Off" provisions of the Company's Amended and Restated Investors' Rights Agreement (currently set forth in Section 1.14 thereof).

                  (c) WARRANT REGISTER. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

         5. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 13 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         6. TERMINATION. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the "Expiration Date"): (a) November 13, 2011 or (b) two (2) years after the closing of the Company's IPO.

         7.       NOTICES OF CERTAIN TRANSACTIONS. In case:

                  (a) the Company shall take a record of the holders of its Preferred Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (d) of any redemption of the Preferred Stock or mandatory conversion of the Preferred Stock into Common Stock of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

         8. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of
Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Preferred Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         9. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         10. MAILING OF NOTICES. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered

Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

         11. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company with respect to the Warrant Stock.

         12. NO FRACTIONAL SHARES. No fractional shares of Preferred Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Preferred Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

         13. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

         14. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         15. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                                         REDENVELOPE, INC.

                                         By:    /s/ Martin McClanan
                                                --------------------------------

                                         Name:  Martin McClanan
                                                           (print)
                                         Title: Chief Executive Officer

                                         Address: 201 Spear Street, Third Floor
                                                  San Francisco, CA  94105

                                         Facsimile Number: (415) 371-1134

                                    EXHIBIT A

                             PURCHASE/EXERCISE FORM

To:      RedEnvelope, Inc.                        Dated:

         The undersigned, pursuant to the provisions set forth in the attached Warrant No. WAR28, hereby irrevocably elects to (a) purchase _______ shares of the Preferred Stock covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for _______ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 2(c) of such Warrant.

         The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 3 of the Purchase Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company as of the date hereof. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Purchase Agreement, provided that the term "Lender" shall refer to the undersigned and the term "Securities" shall refer to the Warrant Stock and the Common Stock of the Company issuable upon conversion of the Warrant Stock.

         The undersigned further acknowledges that it has reviewed the market standoff provisions in the Company's Amended and Restated Investors' Rights Agreement (currently set forth in Section 1.14 thereof) and agrees to be bound by such provisions.

                                         Signature: ____________________________

                                         Name (print): _________________________

                                         Title (if applic.): ___________________

                                         Company (if applic.): _________________

                                    EXHIBIT B

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Series __ Preferred Stock covered thereby set forth below, unto:

NAME OF ASSIGNEE               ADDRESS/FACSIMILE NUMBER            NO. OF SHARES
----------------               ------------------------            -------------

Dated: _____________________           Signature: ___________________________

                                                  ___________________________

         __________________            Witness: _____________________________